UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 15, 2015

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Revised Awards to Certain Named Executive Officers under the 2015 Target Incentive Plan (“TIP”).

On February 25, 2015, the Compensation Committee (the “Committee”) of the McDonald’s Corporation (the “Company”) Board of Directors approved the payout structure for the 2015 TIP awards for executives, as disclosed on Form 8-K dated March 3, 2015. As previously disclosed, the target 2015 TIP awards for Douglas Goare, President - International Lead Markets, and David Hoffmann, President - High Growth Markets, were equal to 85% of their December 31, 2015 base salary.

On July 15, 2015, the Committee increased the 2015 TIP target for Messrs. Goare and Hoffmann to 90% of their December 31, 2015 base salary, which will be pro-rated, effective July 1, to reflect the portion of the year at each target. In connection with the announcement of the initial steps of the Company’s turnaround plan and based on the results of a review of market data for executives at peer companies, the Committee determined the amended target 2015 TIP awards were appropriate to align their compensation with those of their peers based on position and seniority in the role and further align their interests with those of the Company and its shareholders. No other changes were made to Messrs. Goare and Hoffmann’s 2015 TIP awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	July 21, 2015	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary